UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

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     14a-6(e)(2))

(X)  Definitive Revised Proxy Statement

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                         THE BEAR STEARNS COMPANIES INC.
                (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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


                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                -----------------
                          SUPPLEMENT TO PROXY STATEMENT
                                -----------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 29, 2001
                                -----------------

      This Supplement to the Proxy Statement clarifies the line graph set forth under the caption "PERFORMANCE GRAPH - COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN" in the Proxy Statement of The Bear Stearns Companies Inc. dated March 2, 2001. The revised Performance Graph is set forth below.

March 13, 2001                                By order of the Board of Directors
                                              Kenneth L. Edlow,
                                              Secretary


                                PERFORMANCE GRAPH

      The following performance graph compares the performance of an investment in the Company's Common Stock over the last five fiscal years with the S&P 500 Index, the S&P Financial Diversified Index and its Peer Group. The entities included in the Company's current peer group (the "Peer Group") consist of Merrill Lynch & Co., Inc., Morgan Stanley, Dean Witter & Co., Goldman Sachs Group Inc. and Lehman Brothers Holdings, Inc. The performance graph assumes the value of the investment in the Company's Common Stock and each index was $100 on November 30, 1995, and that all dividends have been reinvested. There can be no assurance that the Company's future stock performance will correlate with past stock performance.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

            [Data below represents line chart in the printed piece]


--------------
      Assumes $100 invested on November 30, 1995 in the Company's Common Stock; S&P 500 Index; S&P Financial Diversified Index; the New Peer Group and the Old Peer Group and that all dividends have been reinvested.

                                        1995       1996        1997        1998       1999        2000
                                        ----       ----        ----        ----       ----        ----
The Bear Stearns Companies Inc.       $100.00    $152.54     $258.85     $278.42     $312.64    $362.66
New Peer Group (1)                     100.00     138.51      234.11      294.18      431.12     416.92
Old Peer Group (2)                     100.00     136.67      234.10      293.99      419.60     499.12
S&P Financial Diversified Index        100.00     137.35      192.07      270.94      341.25     393.49
S&P 500 Index                          100.00     126.18      159.24      198.72      236.12     219.17

---------------
(1) Peer Group calculation assumes conversion of Morgan Stanley Group Inc. shares into newly formed company, Morgan Stanley, Dean Witter & Co., in June 1997. In fiscal year 2000, Goldman Sachs Group Inc. was added to the peer group. Goldman Sachs Group Inc. is not included in results for 1995, 1996, 1997, 1998 and 1999. The peer group no longer includes Donaldson, Lufkin & Jenrette Inc. and Paine Webber Group Inc. due to their mergers with Credit Suisse Group and UBS AG, respectively, and the resulting unavailability of financial information on a comparative basis.
(2) Peer Group calculation assumes conversion of Morgan Stanley Group Inc. shares into newly formed company, Morgan Stanley, Dean Witter & Co., in June 1997. Donaldson, Lufkin & Jenrette Inc.'s performance is not included in results for 1995. Donaldson Lufkin & Jenrette Inc. and Paine Webber Group Inc are not included in results for 2000 due to their mergers with Credit Suisse Group and UBS AG, respectively, and the resulting unavailability of financial information on a comparative basis.